Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2009

FORD SPOLETI HOLDINGS, INC.
(Name of Registrant as specified in its charter)

Nevada	000-1437476	20-1144153
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

50 W. Liberty, Suite 880
Reno, Nevada 89501
(209) 736-4854
(Address and telephone number of principal executive offices)

248 Route 25A; Suite 73, East Setauket, NY 11733
 (Previous address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets

On April 30, 2009, pursuant to the terms of a Stock Purchase Agreement (the “Agreement”) by and between the Registrant (the “Company”) and Eagle Environmental Technologies Ltd., Nevada corporation (the “Seller”), the Company acquired all of the issued and outstanding capital stock of Eagle Oil Holding Company, a Nevada corporation (“Eagle Oil”) resulting in Eagle Oil becoming a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Agreement, as consideration for all of the issued and outstanding shares of Eagle Oil, the Company issued 28,650,000 newly issued shares of the Company’s common stock to the Seller.  Simultaneously, a total of 27,000,000 shares of the Company’s common stock which were held by certain stockholders were cancelled.

Overview of Eagle Oil Company

Eagle Oil Holding Company (“Eagle Oil”) was incorporated in the State of Nevada on April 1, 2009 to acquire the oil fields and oil production assets of its parent corporation, Eagle Environmental Technologies Ltd. (“Eagle Environmental”)  On April 1, 2009, in a transaction between parent and subsidiary corporations, Eagle Environmental assigned to Eagle Oil its lease on the oil field properties described below and Eagle Environmental’s oil production assets in exchange for 1,000 newly issued shares of Eagle Oil. On April 30, 2009, Eagle Environmental sold Eagle Oil to the Company.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Eagle Oil, and for periods subsequent to the closing of the Merger refer to Ford Spoleti Holdings, Inc. and its wholly-owned subsidiary, Eagle Oil Company.

Overview

We are an independent growth-oriented energy company engaged in the exploration and production of oil through the development of a repeatable, low geological risk, high potential project in the active East Texas oil and gas region. We currently hold interests in 173 wells located in the Historic Woodbine Oil Field in East Texas. Currently, we have four wells in production.

The Woodbine Oil Field

The East Texas field was discovered on October 3, 1930.  The field covers over 140,000 acres of Texas and was the largest oil field in the continental United States. Early wells in the deposit produced up to 20,000 BOPD (barrels oil per day) without the use of pumps. After more than 70 years, the East Texas field is still the largest producing field in North America. There are over 5,000 wells still producing with some flowing naturally on their own. Over 6 billion barrels of oil have been produced from the Woodbine sands and remaining reserves are estimated close to one billion barrels of recoverable oil.

Our Properties and Lease

In December 2005, the Company’s former parent leased acreage of 957 gross acres in Rusk County Texas in the Woodbine Sands which leased area contains 173 existing wells.  Engineering reports show that reserves in the field are estimated to be over 12 million barrels.

Current and Planned Operations

The Company current operates four wells which were reconditioned  during May 2005. The wells average approximately a 4% - 10% cut rate (cut rates are based on the amount of oil and water produced from a single well. For every 100 barrels of fluid, 4 - 10 barrels are oil, the balance is water) This water is then re-injected back into the oil strata to maintain underground pressures and oil flow. The circulation of the water back into the ground has enabled the field to continue the production over the decades.

The initial phase of the Company's plan of operation involves re-conditioning and testing wells on the leased acreage in the Woodbine Sands to prove reserves, completing promising test wells, extracting the oil, gas and other hydrocarbons that the Company finds, and delivering them to market. The Company believes that this acreage is sufficient for the Company's initial phase of operations, which consists of between 20 and 40 wells. If the initial phase of the Company's plan of operation is fully implemented, the Company will continue to test and complete additional wells over the next two years.

The Company has entered into an agreement with Hohle Oil Services Co Inc., and Hohle Energy Services Inc, engaging both companies to act as the operators of the Company's wells. Hohle Oil Service Co and Hohle Energy Services Inc. have each represented that they are qualified to act as the operators of the Company's wells. For future wells, the Company may use the services of Hohle or other qualified operators.  Although the Company presently does not intend to seek status as a licensed operator, if in the future the Company believes that seeking licensed operator status is appropriate and the Company has adequate staff available to it, the Company may decide to operate its own wells.

Proven Reserves

A report prepared by TEC Engineering, the Company’s leased oil field had as of December 31, 2005, net reserves of 12,622,960 barrels of oil with a future net revenue of $694,262,800, using an oil price for computing the preceding revenue figures for West Texas Intermediate posted price of $55.00 per barrel, adjusted for quality, transportation fees, and a regional price differential.

Markets and Marketing

              The Company does not expect to refine any of its production, although the Company may have to process some of its production to transport it or to meet the purchasing company's quality standards. Production from the Company's properties is marketed consistent with industry practices. The availability of a ready market for the
Company's production depends upon a number of factors beyond the Company's control, including the availability of other domestic production, price, crude oil imports, the proximity and capacity of oil and gas pipelines, and general fluctuations in supply and demand. The Company does not anticipate any unusual difficulty in contracting to sell its production of oil and gas to purchasers and end-users at prevailing market prices and under arrangements that are usual and customary in the industry.

Sales prices for oil and gas production are negotiated based on factors normally considered in the industry, such as the spot price for gas or the posted price for oil, price regulations, regional price variations, distance from the well to the pipeline, well pressure, estimated reserves, commodity quality and prevailing supply conditions. Historically, prices of crude oil and natural gas market have experienced high volatility. The Company's revenues, profitability and future growth will depend substantially on prevailing prices for crude oil and natural gas. Decreases in the prices of oil and gas would likely adversely affect the carrying value of any proved reserves Company is successful in establishing and the Company's prospects, revenues, profitability and cash flow.

Competition

We operate in a highly competitive environment. The principal resources necessary for the exploration and production of natural gas and crude oil are leasehold prospects under which natural gas and crude oil reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of natural gas and crude oil operations. We must compete for such resources with both major natural gas and crude oil companies and independent operators. Many of these competitors have financial and other resources substantially greater than ours. Although we believe our current operating and financial resources are adequate to preclude any significant disruption of our operations in the immediate future, we cannot assure you that such materials and resources will be available to us.

Governmental Regulation

General

Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the energy industry. Most of our drilling operations will require permit or authorizations from federal, state or local agencies. Changes in any of these laws and regulations or the denial or vacating of permits could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations. We further believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the energy industry.

Proposals and proceedings that might affect the oil and gas industry are pending before Congress, the Federal Energy Regulatory Commission (“FERC”), state legislatures and commissions and the courts. We cannot predict when or whether any such proposals may become effective. In the past, the oil and natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely. Notwithstanding the foregoing, we do not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material adverse effect upon our capital expenditures, earnings, or competitive position.

State Regulation

Our operations are also subject to regulation at the state and in some cases, county, municipal and local governmental levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandonment of wells, and the disposal of fluids used and produced in connection with operations. Our operations are also subject to various conservation laws and regulations pertaining to the size of drilling and spacing units or proration units and the unitization or pooling of oil and gas properties.

State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements, but, except as noted above, does not generally entail rate regulation. These regulatory burdens may affect profitability, but we are unable to predict the future cost or impact of complying with such regulations.

Environmental Matters

Our operations are subject to numerous federal, state and local laws and regulations controlling the generation, use, storage, and discharge of materials into the environment or otherwise relating to the protection of the environment.

These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences; restrict the types, quantities, and concentrations of various substances that can be released into the environment in connection with drilling, production, and natural gas processing activities; suspend, limit or prohibit construction, drilling and other activities in certain lands lying within wilderness, wetlands, and other protected areas; require remedial measures to mitigate pollution from historical and on-going operations such as use of pits and plugging of abandoned wells; restrict injection of liquids into subsurface strata that may contaminate groundwater; and impose substantial liabilities for pollution resulting from our operations. Environmental permits required for our operations may be subject to revocation, modification, and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations and permits, and violations are subject to injunction, civil fines, and even criminal penalties. We believe that we are in substantial compliance with current environmental laws and regulations, and that we will not be required to make material capital expenditures to comply with existing laws.

Nevertheless, changes in existing environmental laws and regulations or interpretations thereof could have a significant impact on us as well as the natural gas and crude oil industry in general, and thus we are unable to predict the ultimate cost and effects of future changes in environmental laws and regulations.

We are not currently involved in any administrative, judicial or legal proceedings arising under domestic or foreign federal, state, or local environmental protection laws and regulations, or under federal or state common law, which would have a material adverse effect on our consolidated financial position or results of operations. Moreover, we maintain insurance against costs of clean-up operations, but we are not fully insured against all such risks. A serious incident of pollution may result in the suspension or cessation of operations in the affected area.

Oil Pollution Act of 1990

United States federal regulations also require certain owners and operators of facilities that store or otherwise handle crude oil, such as us, to prepare and implement spill prevention, control and countermeasure plans and spill response plans relating to possible discharge of crude oil into surface waters. The federal Oil Pollution Act ("OPA") contains numerous requirements relating to prevention of, reporting of, and response to crude oil spills into waters of the United States. For facilities that may affect state waters, OPA requires an operator to demonstrate $10 million in financial responsibility. State laws mandate crude oil cleanup programs with respect to contaminated soil. A failure to comply with OPA's requirements or inadequate cooperation during a spill response action may subject a responsible party to civil or criminal enforcement actions. We are not aware of any action or event that would subject us to liability under OPA, and we believe that compliance with OPA's financial responsibility and other operating requirements will not have a material adverse effect on us.

U.S. Environmental Protection Agency

U.S. Environmental Protection Agency regulations address the disposal of crude oil and natural gas operational wastes under three federal acts more fully discussed in the paragraphs that follow. The Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), provides a framework for the safe disposal of discarded materials and the management of solid and hazardous wastes. The direct disposal of operational wastes into offshore waters is also limited under the authority of the Clean Water Act. When injected underground, crude oil and natural gas wastes are regulated by the Underground Injection Control program under the Safe Drinking Water Act. If wastes are classified as hazardous, they must be properly transported, using a uniform hazardous waste manifest, documented, and disposed of at an approved hazardous waste facility. We have coverage under the applicable Clean Water Act permitting requirements for discharges associated with exploration and development activities.

Resource Conservation Recovery Act

RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either a "generator" or "transporter" of hazardous waste or an "owner" or "operator" of a hazardous waste treatment, storage or disposal facility. At present, RCRA includes a statutory exemption that allows most crude oil and natural gas exploration and production waste to be classified as nonhazardous waste. A similar exemption is contained in many of the state counterparts to RCRA. As a result, we are not required to comply with a substantial portion of RCRA's requirements because our operations generate minimal quantities of hazardous wastes. At various times in the past, proposals have been made to amend RCRA to rescind the exemption that excludes crude oil and natural gas exploration and production wastes from regulation as hazardous waste. Repeal or modification of the exemption by administrative, legislative or judicial process, or modification of similar exemptions in applicable state statutes, would increase the volume of hazardous waste we are required to manage and dispose of and would cause us to incur increased operating expenses.

Clean Water Act

The Clean Water Act imposes restrictions and controls on the discharge of produced waters and other wastes into navigable waters. Permits must be obtained to discharge pollutants into state and federal waters and to conduct construction activities in waters and wetlands. Certain state regulations and the general permits issued under the Federal National Pollutant Discharge Elimination System program prohibit the discharge of produced waters and sand, drilling fluids, drill cuttings and certain other related to the crude oil and natural gas industry into certain coastal and offshore waters. Further, the Environmental Protection Agency has adopted regulations requiring certain crude oil and natural gas exploration and production facilities to obtain permits for storm water discharges. Costs may be associated with the treatment of wastewater or developing and implementing storm water pollution prevention plans. The Clean Water Act and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges for crude oil and other pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release. We believe that our operations comply in all material respects with the requirements of the Clean Water Act and state statutes enacted to control water pollution.

Safe Drinking Water Act

Underground injection is the subsurface placement of fluid through a well, such as the reinjection of brine produced and separated from crude oil and natural gas production. The Safe Drinking Water Act of 1974, as amended establishes a regulatory framework for underground injection, with the main goal being the protection of usable aquifers. The primary objective of injection well operating requirements is to ensure the mechanical integrity of the injection apparatus and to prevent migration of fluids from the injection zone into underground sources of drinking water. Hazardous-waste injection well operations are strictly controlled, and certain wastes, absent an exemption, cannot be injected into underground injection control wells. In Texas, no underground injection may take place except as authorized by permit or rule. We currently own and operate various underground injection wells. Failure to abide by our permits could subject us to civil and/or criminal enforcement. We believe that we are in compliance in all material respects with the requirements of applicable state underground injection control programs and our permits.

Air Pollution Control

The Clean Air Act and state air pollution laws adopted to fulfill its mandate provide a framework for national, state and local efforts to protect air quality. Our operations utilize equipment that emits air pollutants which may be subject to federal and state air pollution control laws. These laws require utilization of air emissions abatement equipment to achieve prescribed emissions limitations and ambient air quality standards, as well as operating permits for existing equipment and construction permits for new and modified equipment. We believe that we are in compliance in all material respects with the requirements of applicable federal and state air pollution control laws.

Naturally Occurring Radioactive Materials ("NORM")

NORM are materials not covered by the Atomic Energy Act, whose radioactivity is enhanced by technological processing such as mineral extraction or processing through exploration and production conducted by the crude oil and natural gas industry. NORM wastes are regulated under the RCRA framework, but primary responsibility for NORM regulation has been a state function. Standards have been developed for worker protection; treatment, storage and disposal of NORM waste; management of waste piles, containers and tanks; and limitations upon the release of NORM contaminated land for unrestricted use. We believe that our operations are in material compliance with all applicable NORM standards established by the State of Texas.

Legal Proceedings

We are not currently subject to any legal proceedings.

Employees

            As of April 30, 2009, we employed a total of three employees. None of our employees is represented by a labor union and we believe that our relations with our employees are good.

Properties

Our principal executive offices are located at 50 W. Liberty, Suite 880, Reno, NV 89501.  The principal executive office occupies 1,800 square feet at a monthly rent of $1,800.  The lease for our offices expires 2011.  Our executive offices are sufficient for our current and planned operations.

Our field operations are conducted out of Texas office at 6144 County Rd 476, Price, TX 75687.

Our oil and gas assets are located in Rusk County, Texas. As of April 30, 2009 we operated four wells. As of April 30, 2009, we held leases on approximately 957 gross acres. We have 78 % working interest in the acreage.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this registration statement.

The matters discussed in this registration statement contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed herein.  Factors that could cause or contribute to such differences are discussed in this section and elsewhere in this Current Report on Form 8-K.

Plan of Operations

The Company was formed on April 1, 2009 to acquire the to acquire the oil fields and oil production assets of its parent corporation, Eagle Environmental Technologies Ltd.  As of April 15, 2009, the Company had total assets of $10,873,127 consisting of $9,000,000 in net oil and gas rights and $1,873,127 in drilling and field equipment
Since inception the Company has only had nominal operations and has total current liabilities of $3,000.

The Company current operates four wells which were reconditioned during May 2005. The wells average approximately a 4% - 10% cut rate (cut rates are based on the amount of oil and water produced from a single well. For every 100 barrels of fluid, 4 - 10 barrels are oil, the balance is water) This water is then re-injected back into the oil strata to maintain underground pressures and oil flow. The circulation of the water back into the ground has enabled the field to continue the production over the decades.

The Company believes that this acreage is sufficient for the Company's initial phase of operations, which consists of between 20 and 40 wells. If the initial phase of the Company's plan of operation is fully implemented, the Company will continue to test and complete additional wells over the next two years.

Liquidity and Capital Resources

Our capital requirements are dependent on several factors and are primarily related to our product development expenses. We believe that our current cash and cash equivalents along with cash to be generated by operations will be sufficient to meet our anticipated cash for the next 12 months.  If we are unable to sell our products or license our technology over the next 12 months, our cash generated from operations will likely not be sufficient to fund operations. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or obtain a credit facility.  The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in borrowing covenants that would restrict our operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to continue to grow our business. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.

Risks and Uncertainty

The preceding statements under "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties that could render them materially different, including, but not limited to, the risk that new products and product upgrades may not be available on a timely basis, the risk that such products and upgrades may not achieve market acceptance, the risk that competitors will develop similar products and reach the market first, and the risk that the Company would not be able to fund its working capital needs from cash flow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 1, 2009, the ownership of the Company’s common stock by (i) each of our directors and executive officers; (ii) all of our executive officers and directors as a group; and (iii) all persons known by us to beneficially own more than 5% of our common stock.  Unless otherwise indicated in the footnotes to the table, (1) the following individuals have sole voting and sole investment control with respect to the shares they beneficially own and (2) the address of each beneficial owner listed below is c/o the Company.

Name and Address of Beneficial Owner	Shares of Common Stock (1)	Percentage Ownership of Shares of Common Stock (2)
Executive Officers and Directors

Brian Wilmot(3)	-	-

Judith A. Wilmot(3)	-	-

Connie Helwig(3)	-	-

All Executive Officers and Directors as a group (4 persons)	-	0%

5% Stockholders
Eagle Environmental Technologies Ltd	28,650,000	90%

All Executive Officers, Directors and 5% Stockholders as a group (five persons)	28,650,000	90%

(1)  Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)  Based upon 33,500,000 shares of Common Stock issued and outstanding as of May 1, 2009.

(3) Each of the Directors of the Company is also a Director of Eagle Environmental Technologies Ltd, our majority stockholder and thus, as a group, our four Directors indirectly control the Company through their control of Eagle Environmental Technologies Ltd.

Employment Agreements and Executive Compensation

The Company currently has no written employment agreement with our executive officers nor do we have any termination of employment or any change of control arrangements with our officer.  We have agreed to pay our Chief Executive Officer a salary of $150,000 per year. We do not carry any key-man or other life insurance on any of our officers.

Employee Benefit Plans

The Company maintains standard health insurance for its employees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Item 3.02      Unregistered Sales of Equity Securities

On April 30, 2009, the Company issued 28,650,000  newly issued shares of the Company’s Common Stock to Eagle Environmental Technologies Ltd. as consideration for the Company’s acquisition of Eagle Oil Holding Company.  This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.  These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

Item 5.01      Change in Control of Registrant

On April 30, 2009, the Company issued 28,650,000 newly issued shares of the Company’s Common Stock in connection with the Company’s acquisition of Eagle Oil Holding Company.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 30, 2009, Ann Ford Spoleti, resigned as a director of the Company and as Chief Executive Officer and President of the Company effective May 1, 2009.

On April 30, 2009, Brian D. Wilmot, Judith A. Wilmot and Connie Helwig were appointed to the Board of Directors of the Company in accordance with the written consent of majority of directors dated April 30, 2009. In addition, on May 1, Brian D. Wilmot was appointed Chief Executive Officer.  Mr. Brian D. Wilmot has had no prior relationship with the Company and was not a party to any transaction with the Company/.

The following table sets forth the names and positions of our new directors and executive officers:

Name	Age	Position
Brian D. Wilmot	64	CEO, Director
Judith A. Wilmot	65	Secretary/Treasurer/Director
Connie Helwig	55	Director, President

Brian D. Wilmot, 64, Chairman/CEO, Director.  Mr. Wilmot has over 18 years of experience as an executive in the oil industry and is the founder and CEO of Eagle Environmental Technologies Ltd., the former parent company of Eagle Oil. Prior to forming Eagle Environmental Technologies, he was the managing partner in a gold mining operation, as well as the co-founder of New Central Sierra Bank, which was acquired in 2003 by Western Sierra Bancorp. He also holds a California Real Estate Broker’s license.  Mr. Wilmot is a graduate of the University of Minnesota.

Judith A. Wilmot.  Secretary/Treasurer/Director.  Ms. Wilmot is a co-founder of Eagle Environmental Technologies Ltd. and the New Central Sierra Bank where she served as Secretary of the corporation.  She has additional varied experience as a teacher and a commercial artist.  Ms. Wilmot is married to Brian Wilmot, our CEO and is a graduate of the University of Minnesota.

Connie Helwig, Director.  Ms. Helwig is the founder and CEO of D & H Vending Services, Inc., a leading full line vending machine company which operates vending machines at over 50 locations.  She received a BA degree in Criminal Justice from Sacramento State University.

Item  9.01     Financial Statements and Exhibits

Exhibit	Description

10.1	Reorganization Agreement

99.1	Auditor’s Report and audited financial statements of Eagle Oil for the period from inception (April 1, 2009) to April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    May 18, 2009

Ford Spoleti Holdings, Inc.

/s/ Brian Wilmot
By: Brian Wilmot, President